Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$170,914,250
Unrealized Gain (Loss) on Market Value of Futures	(89,197,720)
Interest Income	42,022
ETF Transaction Fees	19,000
Total Income (Loss)	$81,777,552

Expenses
Investment Advisory Fee	$694,332
Tax Reporting Fees	155,000
Brokerage Commissions	148,494
NYMEX License Fee	36,668
Legal Fees	17,500
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,295
SEC & FINRA Registration Fees	7,750
Prepaid Insurance Fees	6,968
Tax Fees	800
Total Expenses	$1,090,396
Net Gain (Loss)	$80,687,156

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$1,854,622,764
Additions (5,800,000 Units)	227,421,709
Withdrawals (11,600,000 Units)	(457,912,857)
Net Gain (Loss)	80,687,156

Net Asset Value End of Period	$1,704,818,772
Net Asset Value Per Unit (42,000,000 Units)	$40.59

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502